CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-264994, 333-278373, 333-279925, and 333-283199) and Form S-8 (File No. 333-252906, 333-264995, 333-270676, 333-274217, 333-278374) of Elicio Therapeutics, Inc. of our report dated March 31, 2025, relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company's ability to continue as going concern, which appears in this Form 10-K. /s/ BAKER TILLY US, LLP Tewksbury, Massachusetts March 31, 2025